UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 1, 2002
                               (Date of Report)
                         PENNZOIL-QUAKER STATE COMPANY
            (Exact name of registrant as specified in its charter)

     Delaware                     001-14501                   76-0200625
 (State or other           (Commission File Number)         (IRS Employer
   jurisdiction                                             Identification
of incorporation)                                              Number)


Pennzoil Place,   P.O. Box 2967,   Houston, Texas               77252-2967
    (Address of principal executive offices)                    (Zip Code)

                              (713) 546-4000
             (Registrant's telephone number, including area code)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

          On October 1, 2002, Shell ND Company ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Shell Oil Company ("Shell Oil"), a Delaware corporation and a wholly owned member of the Royal Dutch/Shell Group of Companies, was merged with and into Pennzoil-Quaker State Company (the "Company"), a Delaware corporation (the "Merger"), with the Company continuing as the surviving corporation. As a result of the Merger, the Company is now a wholly owned subsidiary of Shell Oil. Pursuant to the Merger, each share of the Company's common stock outstanding immediately prior to the Merger, other than shares held by stockholders who have validly exercised appraisal rights, has been converted into the right to receive $22.00 in cash, without interest. Approximately $1.8 billion is required to pay the consideration for shares of the common stock pursuant to the Merger and to cash out unexercised in-the-money options. These funds were obtained from working capital of the Royal Dutch/Shell Group of Companies.

          On October 1, 2002, Shell Oil issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

                Exhibit 99.1   Press Release dated October 1, 2002

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         Pennzoil-Quaker State Company


Date:  October 1, 2002                   By: /s/ D. J. Pirret
                                             ---------------------------------
                                         Name:   D. J. Pirret
                                         Title:  President and Chief Executive
                                                 Officer





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                                 EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

Exhibit 99.1        Press Release dated October 1, 2002